UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2009

BSD MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-10783	75-1590407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2188 West 2200 South
Salt Lake City, Utah 84119
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 972-5555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Hyrum A. Mead

On April 7, 2009, Hyrum A. Mead announced he will be retiring as President and a Director of BSD Medical Corporation (the “Company”).  In connection with his retirement, the Board of Directors of the Company approved a separation agreement to be entered into by and between the Company and Mr. Mead.  Pursuant to the separation agreement, Mr. Mead, among other things, agrees to a general release of any and all legal claims against the Company, and the Company, among other things, (1) agrees to provide a severance payment to Mr. Mead in an amount equal to $212,500, and (2) to continue all employee benefits and perquisites until October 31, 2009.

A copy of the separation agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Appointment of Harold R. Wolcott

On April 4, 2009, the Board of Directors of the Company appointed Harold R. Wolcott as the new President of the Company, effective as of April 7, 2009.  In addition, Mr. Wolcott was appointed as a member of the Board of Directors, effective as of April 7, 2009.

Mr. Wolcott has 40 years experience managing and growing newly-formed venture capital financed corporations as well as multi-million dollar medical device businesses with international operations.  He has a wide range of experience in the areas of product research, product engineering, manufacturing and plant management, as well as expertise in all aspects of sales and marketing, acquisition/integration and the sale of medical device businesses.  Prior to joining the Company, Mr. Wolcott (age 62) served for a period of time as President and Chief Operating Officer  and later as Director of Dimicron Inc., a development stage medical company utilizing synthetic diamond for orthopedic applications, from August 2006 until March 2009.  From March 2001 until June 2005, Mr. Wolcott served as Chief Operating Officer and Director of Rubicon Medical, Inc., a company focusing on proprietary technology in embolic protection for interventional cardiology and interventional neurology.

The Company and Mr. Wolcott have agreed to the terms of an offer letter, dated April 7, 2009 (the “Offer Letter”), a copy of which is attached hereto as Exhibit 10.2, and incorporated herein by reference.  Pursuant to the Offer Letter, Mr. Wolcott will receive an annual salary of $250,000, and he will receive 655,760 stock options pursuant to the Company’s Amended and Restated 1998 Stock Incentive Plan.  Mr. Wolcott will also be eligible to participate in the other benefit plans available to employees of the Company.

On April 7, 2009, the Company issued a press release relating to the above matters.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Separation Agreement, dated April 7, 2009, between BSD Medical Corporation and Hyrum A. Mead
10.2	Offer Letter, dated April 7, 2009, between BSD Medical Corporation and Harold R. Wolcott
99.1	Press Release of BSD Medical Corporation dated April 7, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSD MEDICAL CORPORATION
Dated: April 8, 2009	By:	/s/ Dennis P. Gauger
	Name:	Dennis P. Gauger
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement, dated April 7, 2009, between BSD Medical Corporation and Hyrum A. Mead
10.2	Offer Letter, dated April 7, 2009, between BSD Medical Corporation and Harold R. Wolcott
99.1	Press Release of BSD Medical Corporation dated April 7, 2009